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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-XXXXXX) and related Prospectus of Geron Corporation incorporated by reference in this Registration Statement
(Form S-3) of Geron Corporation for the Registration of 579,111 shares of its common stock and to the incorporation by reference therein of our report dated February 9, 2001, with respect to the consolidated financial statements and schedules of Geron Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                            /s/ ERNST & YOUNG LLP


Palo Alto, California
November 21, 2001